                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Provident Companies, Inc. and Provident Financing Trust I for the registration of $900,000,000 of debt and equity securities and to the incorporation by reference therein of our reports dated February 10, 1997 with respect to the consolidated financial statements of Provident Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Chattanooga, Tennessee
April 11, 1997

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Provident Companies, Inc. and Provident Financing Trust I for the registration of $900,000,000 of debt and equity securities and to the incorporation by reference therein of our reports dated January 23, 1997 with respect to the consolidated financial statements of The Paul Revere Corporation incorporated by reference in Provident Companies' Report on Form 8-K dated March 27, 1997, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
April 11, 1997